                                                                    EXHIBIT 99.1





FOR IMMEDIATE RELEASE:                       CONTACT:       Robert K. Chapman
January 16, 2007                                            United Bancorp, Inc.
                                                            734-214-3801

                         UNITED BANCORP, INC. ANNOUNCES
                 RECORD 2006 EARNINGS AND DECLARES CASH DIVIDEND


TECUMSEH, MI -- United Bancorp, Inc. (UBMI), reported net income of $9,239,650 or $3.485 per share for the year ended December 31, 2006, compared to $8,323,736 or $3.151 per share for 2005. This represents another record year for United, with an increase of 11.0% in net income over the prior year. Return on average shareholders' equity (ROE) for 2006 was 13.00%, compared to 12.75% for 2005, and return on average assets (ROA) for the year ended December 31, 2006 was 1.27%, compared to 1.21% for 2005.

For the fourth quarter of 2006, United's net income was $2.465 million or $0.929 per share compared to $2.319 million or $0.876 per share for the fourth quarter in 2005, and $2.445 million or $0.922 for the third quarter of this year. Net income and EPS for the fourth quarter of 2006 represents the best quarterly earnings achieved by United.

"We are pleased to report that United Bancorp, Inc. had a record fourth quarter in 2006 and record earnings for the full year, meeting the challenges presented by a yield curve that remained flat to inverted throughout 2006, and the challenges faced from the Michigan economy, "said Robert K. Chapman, President and Chief Executive Officer of United Bancorp.

FINANCIAL PERFORMANCE

The Company's total loans grew by $43.7 million during the calendar year, representing an increase of 7.8%. This growth contributed to continued improvement in the net interest income of the Company for the year. Total interest income improved $206,000 over the third quarter of 2006 and $8.4 million over 2005, while interest expense increased $211,000 over the third quarter and $5.516 million over 2005. Net interest income was virtually flat from the third quarter to the fourth quarter of 2006, but increased by 11.0% over 2005. Net interest margin improved during the year, moving from 4.25% for 2005 to 4.44% for all of 2006. Mr. Chapman commented "In 2007, we continue to face the challenge of a flat yield curve and the negative impact that it is going to have on our net interest margin as well as the continued softening of the Michigan economy. United's management team remains focused on minimizing the impact of these challenges on our earnings in 2007."

Total noninterest income for the year reached $12.175 million, an improvement of more than $500,000 over 2005. That represents an increase of 4.3% from 2005 to 2006, with service charges and fee income providing most of the increase. The Company's wealth management group continues to provide a significant contribution to the success of the Company. Trust assets under management totaled $564.4 million at December 31, 2006.

Total noninterest expense declined 1.5% during the fourth quarter compared to the third quarter of 2006, bringing the full-year 2006 increase over 2005 to 7.0%, compared to an increase of 11.3% for 2005 over 2004. Compensation costs and occupancy and equipment expenses reflect continued growth of United within its markets.


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ASSET QUALITY

The Company's loan delinquency ratio, which is loan balances past due 30 days or more as a percent of total loans, was 1.86% percent at December 31, 2006, down from 2.00% at December 31, 2005. In addition to the improved delinquency ratio, the Company's focus on reducing nonperforming assets has resulted in a reduction in the ratio of nonperforming assets to total loans, from 1.54% at the end of 2005 to 1.22% at December 31, 2006. At December 31, 2006, non-performing assets and loans past due 90-days or more totaled $7.360 million, compared to $8.597 million one year earlier.

FINANCIAL CONDITION

Total assets at December 31, 2006 were $751.3 million, representing growth of $37.5 million, or 5.25% for the year. Loans, including loans held for sale, totaled $601.8 million on December 31, 2006, for a 7.82% increase from the end of 2005. Deposit growth for the year of $37.4 million brought the year end total deposits to $628.0 million, for an increase of 6.32% for the year.

OTHER COMPANY NEWS

Other highlights for the quarter include:

     o Cash dividend -- At its meeting of January 10, 2007, the board of directors of United Bancorp, Inc. declared a cash dividend of $0.38 per share payable January 31, 2007 to shareholders of record January 19, 2007.

     o New office -- In early November, United Bank & Trust -- Washtenaw opened the doors at its Scio Village Office on the west side of Ann Arbor. This full-service banking office is located at 355 South Zeeb Road, and is the fifth office in the Washtenaw County market. Scio Village features an interactive and educational environment to help clients discover the financial possibilities available at United. Its bright, inviting interior includes a Computer Cafe, where clients can browse their favorite web sites while they enjoy a cup of complimentary coffee.

     o New website -- Also in November, United introduced its new web site -- a project that required a complete overhaul of the existing sites we were using. The new site combines both United Bank & Trust and United Bank & Trust -- Washtenaw at one address, and complements the branding initiatives we have been completing throughout the year. With log-in capabilities on the home page, easy-to-navigate buttons and visitor-friendly information, the remodeled site helps visitors find what they're looking for in three clicks or less.

     o New mortgage executive -- David H. Kersch joined us as Senior Vice President to lead United's Mortgage Company. His experience and leadership will help us continue to grow United's mortgage business, and he will take the lead in driving United's mortgage strategy.

About United Bancorp, Inc.

United Bancorp, Inc. is an independent financial holding company that is the parent company for United Bank & Trust and United Bank & Trust -- Washtenaw. The subsidiary banks operate seventeen banking offices in Lenawee, Washtenaw and Monroe counties, and United Bank & Trust maintains an active wealth management group that serves the Company's market area. For more information, visit the company's website at www.ubat.com.

               UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS FOLLOW.

Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and about the Company itself. Words such as "anticipate," "believe," "determine,"


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"estimate," "expect," "forecast," "intend," "is likely," "plan," "project,"
"opinion," variations of such terms, and similar expressions are intended to identify such forward-looking statements. The presentations and discussions of the provision and allowance for loan losses presented in this report are inherently forward-looking statements in that they involve judgments and statements of belief as to the outcome of future events.

These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. These risks, uncertainties and assumptions are included in the Company's filings with the SEC, including Item 1A of its Form 10K. Actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Internal and external factors that may cause such a difference include changes in economic conditions in the market area the Company conducts business which could materially impact credit quality trends, interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of pending and future litigation and contingencies; trends in customer behavior and customer ability to repay loans; software failure, errors or miscalculations; and the vicissitudes of the national economy. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

                                       ###



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


CONSOLIDATED BALANCE SHEETS (UNAUDITED)                   UNITED BANCORP, INC. AND SUBSIDIARIES
  in thousands of dollars except per share data
                                                                   December 31,     December 31,
                                                                       2006            2005
                                                                   -----------     -----------
ASSETS
Cash and demand balances in other banks                            $    17,606     $    20,416
Federal funds sold                                                       3,770              --
                                                                   -----------     -----------
Total cash and cash equivalents                                         21,376          20,416

Securities available for sale                                           95,811         103,432

Loans held for sale                                                      5,772           1,060
Portfolio loans                                                        595,991         557,052
                                                                   -----------     -----------
Total loans                                                            601,763         558,112
  Less allowance for loan losses                                         7,399           6,361
                                                                   -----------     -----------
Net loans                                                              594,364         551,751

Premises and equipment, net                                             13,215          12,998
Goodwill                                                                 3,469           3,469
Bank owned life insurance                                               11,499          11,091
Accrued interest receivable and other assets                            11,552          10,622
                                                                   -----------     -----------
TOTAL ASSETS                                                       $   751,286     $   713,779
                                                                   ===========     ===========

LIABILITIES
Deposits
  Noninterest bearing                                              $    81,373     $    88,404
  Interest bearing certificates of deposit of $100,000 or more         102,492          68,062
  Other interest bearing deposits                                      444,137         434,186
                                                                   -----------     -----------
Total deposits                                                         628,002         590,652
Short term borrowings                                                       77           6,376
FHLB Advances outstanding                                               40,945          42,228
Accrued interest payable and other liabilities                           7,457           6,901
                                                                   -----------     -----------
TOTAL LIABILITIES                                                      676,481         646,157
                                                                   -----------     -----------

SHAREHOLDERS' EQUITY
Common stock and paid in capital, no par value;
  5,000,000 shares authorized; 2,623,716 and 2,493,238
  shares issued and outstanding, respectively                           71,075          63,186
Retained earnings                                                        3,662           4,705
Accumulated other comprehensive income (loss), net of tax                   68            (269)
                                                                   -----------     -----------
TOTAL SHAREHOLDERS' EQUITY                                              74,805          67,622
                                                                   -----------     -----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                         $   751,286     $   713,779
                                                                   ===========     ===========

Book value per share of common stock                               $     28.51     $     25.83
  (Per share values restated to reflect 2006 stock dividend)
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

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)                                UNITED BANCORP, INC. AND SUBSIDIARIES
DECEMBER 31, 2006
  in thousands of dollars except per share data

                                                               Quarter to Date                Year to Date
                                                         ---------------------------   ---------------------------
                                                         December 31,   December 31,   December 31,   December 31,
                                                             2006           2005           2006           2005
                                                         ------------   ------------   ------------   ------------
INTEREST INCOME
 Interest and fees on loans                                  11,279          9,623         42,900         35,225
 Interest on investment securities                            1,026            867          3,797          3,231
 Interest on federal funds sold                                  68             77            359            193
                                                          ---------      ---------      ---------      ---------
   Total interest income                                     12,373         10,567         47,056         38,649

INTEREST EXPENSE
 Interest on deposits                                         4,456          3,078         15,890         10,285
 Interest on fed funds purchased                                 14             15             62             74
 Interest on FHLB advances                                      480            490          1,850          1,927
                                                          ---------      ---------      ---------      ---------
   Total interest expense                                     4,950          3,583         17,802         12,286
                                                          ---------      ---------      ---------      ---------
NET INTEREST INCOME                                           7,423          6,984         29,254         26,363
Provision for loan losses                                       471            378          1,673          1,332
                                                          ---------      ---------      ---------      ---------
NET INTEREST INCOME AFTER
 PROVISION FOR LOAN LOSSES                                    6,952          6,606         27,581         25,031
                                                          ---------      ---------      ---------      ---------
NONINTEREST INCOME
 Service charges on deposit accounts                            882            807          3,364          3,017
 Trust & Investment fee income                                  948            946          3,769          3,874
 Gains (losses) on securities transactions                       14             --             12             --
 Income from loan sales and servicing                           276            310            906          1,215
 ATM, debit and credit card fee income                          496            435          1,905          1,677
 Sales of nondeposit investment products                        206            181            993            798
 Income from bank-owned life insurance                          106            101            408            398
 Other income                                                   182            181            818            691
                                                          ---------      ---------      ---------      ---------
   Total noninterest income                                   3,110          2,961         12,175         11,669

NONINTEREST EXPENSE
 Salaries and employee benefits                               3,584          3,570         15,081         14,662
 Occupancy and equipment expense                              1,064            931          4,344          4,074
 External data processing                                       476            359          1,537          1,283
 Advertising and marketing                                      243            303          1,063          1,106
 Other expense                                                1,274          1,197          4,933          4,070
                                                          ---------      ---------      ---------      ---------
   Total noninterest expense                                  6,641          6,360         26,958         25,195
                                                          ---------      ---------      ---------      ---------
INCOME BEFORE FEDERAL INCOME TAX                              3,421          3,207         12,798         11,505
Federal income tax                                              956            888          3,558          3,181
                                                          ---------      ---------      ---------      ---------
NET INCOME                                                $   2,465      $   2,319      $   9,240      $   8,324
                                                          =========      =========      =========      =========

Basic earnings per share                                  $   0.929      $   0.876      $   3.485      $   3.151
Diluted earnings per share                                $   0.929      $   0.875      $   3.485      $   3.132
 (Earnings per share restated to reflect 2006 stock
 dividend)

Return on average assets (annualized)                          1.32%          1.30%          1.27%          1.21%
Return on average equity                                      13.29%         13.77%         13.00%         12.75%


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